KOMAG, INCORPORATED

                         RESTATED 1987 STOCK OPTION PLAN

                  (Amended and Restated through March 31, 1997)


                                   ARTICLE ONE

                               GENERAL PROVISIONS


       I.         PURPOSES OF THE PLAN

                  This Restated 1987 Stock Option Plan (the "Plan") is intended to promote the interests of Komag, Incorporated, a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

      II.         STRUCTURE OF THE PLAN

                  A. Option Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.

                  B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

     III.         ADMINISTRATION OF THE PLAN

                  A. The Discretionary Option Grant Program shall be administered by one or more committees comprised of Board members. The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the

Corporation subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of two or more employee-Board members (the "Secondary Committee"). The members of the Primary Committee and the Secondary Committee shall each serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  B. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of paragraph III.A of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Discretionary Option Grant Program) to establish such rules and regulations as it may deem appropriate for the proper administration of such program and to make such determinations under the program and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan or any outstanding option under this Discretionary Option Grant Program.

                  C. Administration of the Automatic Option Grant Program shall be self- executing in accordance with the express terms and conditions of Article Three.

      IV.         ELIGIBILITY FOR OPTION GRANTS

                  A. The persons eligible to receive options pursuant to the Discretionary Option Grant Program under Article Two of the Plan shall be

                  - those key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who render services which tend to contribute materially to the success of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute materially to the future success of the Corporation (or its parent or subsidiary corporations),

                  - non-employee Board members who render valuable services to the Corporation (or its parent or subsidiary corporations), and

                  - those independent contractors and consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                  B. Non-employee Board members shall also be eligible to receive automatic option grants under the provisions of Article Three.


                                       2.

                  C. The Plan Administrator shall have full authority to select the eligible individuals who are to receive option grants under the Plan, the number of shares to be covered by each granted option, whether such option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option ("Non-Statutory Option") not intended to meet such requirements, the time or times at which such option is to become exercisable and the maximum term for which the option is to be outstanding.

                  D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

                           Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       V.         STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 18,140,000* shares (subject to adjustment from time to time in accordance with paragraph V.D of this Article One). Such share reserve includes an increase of 2,500,000 shares that was adopted by the Board in March 1997, subject to stockholder approval at the 1997 Annual Meeting.

--------
*Adjusted to reflect (i) the two-for-one split of the Common Stock effected in December 1995 and (ii) the 3,000,000-share (post-split) increase adopted by the Board in January 1996 and approved by the stockholders at the 1996 Annual Meeting. In no event, however, shall more than 10,136,696 shares of Common Stock (post-split) be issuable under the Plan after March 17, 1997, subject to adjustment under paragraph V.D of this Article One in the event of certain changes in the Corporation's capital structure.

                                       3.

                  B. In no event any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 3,000,000 shares of Common Stock (as adjusted for the December 1995 split) in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with paragraph V.D of this Article One. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account.

                  C. Should an option be terminated for any reason prior to exercise in whole or in part, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under this Plan. In addition, unvested shares issued under the Plan and subsequently repurchased by the Corporation at the original exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof cancelled in accordance with paragraph IV of Article Two or paragraph III of Article Three and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan.

                  D. In the event any change is made to the Common Stock issuable under the Plan (whether by reason of (i) merger, consolidation or reorganization or (ii) recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other similar change affecting the outstanding Common Stock as a class without receipt of consideration), then unless such change results in the termination of all outstanding options pursuant to the provisions of paragraph III of Articles Two and Three of the Plan, appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which stock options and separately exercisable stock appreciation rights may be granted to any one participant in the aggregate after December 31, 1993, (iii) the number and/or class of shares and price per share in effect under each outstanding option under the Discretionary Option Grant Program, (iv) the number and/or class of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (v) the number and/or class of shares and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options.


                                       4.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


       I.         TERMS AND CONDITIONS OF OPTIONS

                  Options  granted   pursuant  to  this  Article  Two  shall  be
authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees may only be granted Non-Statutory options. The granted options shall be evidenced by instruments in such form as the Plan Administrator shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of paragraph II of this Article Two.

                  A.       Option Price.

                           1. The option  price per share  shall be fixed by the
Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

                           2. The option price shall become immediately due upon
exercise of the option and shall, subject to the provisions of paragraph VI of this Article Two and the instrument evidencing the grant, be payable as follows:

                                    (i) full  payment in cash or check  drawn to
         the Corporation's order;

                                    (ii) full  payment in shares of Common Stock
         held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

                                    (iii) full payment  through a combination of
         shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check, equal in the aggregate to the option price.


                                       5.

                                    (iv) to the extent  the option is  exercised
         for vested shares, the option price may also be paid through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

                           For  purposes of this  subparagraph  2, the  Exercise
Date shall be the date on which notice of the exercise of the option is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                           3. The fair market  value of a share of Common  Stock
on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                                    (i)  If the  Common  Stock  is at  the  time
         traded on the Nasdaq National Market, then the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                                    (ii)  If the  Common  Stock  is at the  time
         listed on either the New York Stock Exchange or the American Stock Exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on such exchange, as such price is officially quoted in the composite tape of transactions on that exchange. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.


                                       6.

                  B.       Term and Exercise of Options.

                           Each option  granted  under this Article Two shall be
exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no option granted under this Article Two shall have a maximum term in excess of ten (10) years from the grant date.

                  C.       Limited Transferability of Options.

                           During the lifetime of the optionee, the option shall
be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death. However, the Plan Administrator may grant one or more Non-Statutory Options under this Article Two which may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                  D.       Termination of Service.

                           1. Should an optionee  cease to remain in Service for
any reason (including death,  permanent disability or retirement at or after age
65) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall not (except to the extent otherwise provided pursuant to paragraph VII below) remain exercisable for more than a twelve (12)-month period (or such shorter period as is determined by the Plan Administrator and set forth in the option agreement) following the date of cessation of Service; provided, however, that under no circumstances shall any such option be exercisable after the specified expiration date of the option term. Except to the extent otherwise provided pursuant to subparagraph I.D.4 below, each such option shall, during such twelve (12)-month or shorter period, be exercisable for any or all vested shares for which that option is exercisable on the date of such cessation of Service. Upon the expiration of such twelve
(12)-month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any such vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares in which the optionee is not otherwise at that time vested or for which the option is not otherwise at that time exercisable.


                                       7.

                           2. Should the optionee die while in Service, or cease
to remain in Service and thereafter die while the holder of one or more outstanding options under the Plan, each such option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution but, except to the extent otherwise provided pursuant to subparagraph I.D.4 below, only to the extent of the number of vested shares (if any) for which the option is exercisable on the date of the optionee's death. Such exercise must be effected prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                           3. If (i) the  optionee's  Service is terminated  for
cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such cessation of Service or (if earlier) upon such unauthorized use or disclosure of confidential or secret information or attempt thereat.

                           4.  The  Plan   Administrator   shall  have  complete
discretion, exercisable either at the time the option is granted or at the time the optionee dies, retires at or after age 65, or ceases to remain in Service, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following death, retirement at or after age 65, or cessation of Employee status as provided in subparagraph I.D.1 or I.D.2 above, the option may be exercised not only with respect to the number of vested shares for which it is exercisable at the time of the optionee's cessation of Service, but also with respect to one or more subsequent installments in which the optionee would have otherwise vested had such cessation of Service not occurred.

                           5. For purposes of the  foregoing  provisions of this
paragraph I.D (and all other provisions of the Plan),

                           - The optionee shall be deemed to remain in the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.


                                       8.

                           - The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer not only as to the work to be performed but also as to the manner and method of performance.

                  D.       Stockholder Rights.

                           An option  holder  shall have none of the rights of a
stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares. No adjustment shall be made for dividends or distributions (whether paid in cash, securities or other property) for which the record date is prior to the date the stock certificate is issued.

                  E.       Repurchase Rights.

                           The shares of Common Stock acquired upon the exercise
of options granted under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

                           The Plan  Administrator  shall have the discretion to
authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                           All  of  the  Corporation's   outstanding  repurchase
rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under paragraph III of this Article Two, except to the extent: (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                           The Plan  Administrator  shall have the discretionary
authority, exercisable either before or after the optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article Two and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Service.


                                       9.

      II.         INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-qualified" or "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions:

                  A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

                  B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the shares of Common Stock for which one or more options granted to any employee under the Plan (or any other option plan of the Corporation or any parent or subsidiary corporation) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                  C. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

                  Except as modified by the preceding provisions of this paragraph II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

     III.         CORPORATE TRANSACTIONS

                  A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                           (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,


                                       10.

                           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or

                           (iii) any reverse merger in which the Corporation is the surviving entity,

                  then each option outstanding under this Article Two shall automatically become exercisable, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, with respect to the full number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. An outstanding option under the Plan shall not be so accelerated, however, if and to the extent (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant.

                  B. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

                  C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                  D.  The  portion  of  any  Incentive  Option   accelerated  in
connection with a Corporate Transaction shall remain subject to the applicable limitations of paragraph II.B.

                  E. Option grants under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                       11.

      IV.         STOCK APPRECIATION RIGHTS

                  A. Officers and non-employee Board members of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over effected at any time after the Corporation's outstanding Common Stock is registered under Section 12(g) of the Exchange Act, each outstanding option with such a limited stock appreciation right shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section IV. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

                  B. For purposes of paragraph IV.A, the following definitions shall be in effect:

                           A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept.

                           The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of subparagraph I.A.3, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause
         (a) price per share.

                  C. The shares of Common Stock subject to any option cancelled for an appreciation distribution pursuant to this paragraph V shall not be available for subsequent option grant under the Plan.


                                       12.

       V.         EXTENSION OF EXERCISE PERIOD

                  The Plan Administrator shall have full power and authority, exercisable from time to time in its sole discretion, to extend, either at the time the option is granted or at any time while such option remains outstanding, the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the twelve (12)-month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                                       13.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


        I.        ELIGIBILITY

                  The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

                           (i) each individual serving as a non-employee member of the Board on January 24, 1995, the effective date of this Automatic Option Grant Program (the "Effective Date"); and

                           (ii) each individual who is first appointed or elected as a non-employee Board member at any time after the Effective Date.

       II.        TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                  A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

                           (i) Each individual who first becomes a non-employee Board member at any time after the Effective Date, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 30,000 shares of Common Stock upon the terms and conditions of this Article Three. The size of such grant has been adjusted to reflect the two-for-one split of the Common Stock which occurred in December 1995, but then reduced by twenty-five percent (25%) to effect a net adjustment on a 1.5-for-one basis.

                           (ii) On the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Stockholders Meeting, each individual who is at the time elected or reelected as a non-employee member of the Board shall receive an additional grant of a Non-Statutory Option under the Plan to purchase 7,500 shares of the Common Stock, provided such individual has been a member of the Board for at least six (6) months. The size of such grant has been adjusted to reflect the two-for-one split of the Common Stock which occurred in December 1995, but then reduced by twenty-five percent (25%) to effect a net adjustment on a 1.5-for-one basis.


                                       14.

                  The applicable 30,000-share and 7,500-share limitations on the automatic option grants to be made to non-employee Board members under this Article Three shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.C of Article One.

                  B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

                  C. Payment.

                  The exercise price shall be payable in one of the alternative forms specified below:

                                    (i)  full  payment  in  cash or  check  made
         payable to the Corporation's order;

                                    (ii) full  payment in shares of Common Stock
         held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                                    (iii)  full  payment  in  a  combination  of
         shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Corporation's order.

                                    (iv)  the  option  price  may  also  be paid
         through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

                  For purposes of this subparagraph, the Exercise Date shall be the date on which notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of paragraph I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

                                       15.

                  D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

                  E. Exercisability. The initial 30,000-share automatic grant made to each newly-elected or newly-appointed non-employee Board member shall become exercisable for the option shares in four (4) installments as follows:

                                    (i) The option shall become  exercisable for
         twenty- five percent (25%) of the option shares upon the completion of twelve (12) months of Board service measured from the automatic grant date.

                                    (ii) The option shall become exercisable for
         an additional twenty-five percent (25%) of the option shares upon the completion of twenty-four (24) months of Board service measured from the automatic grant date.

                                    (iii) The option  shall  become  exercisable
         for an additional twenty-five percent (25%) of the option shares upon the completion of thirty-six (36) months of Board service measured from the automatic grant date.

                                    (iv) The option shall become exercisable for
         the final twenty-five percent (25%) of the option shares upon the completion of forty-eight (48) months of Board service measured from the automatic grant date.

                           The  annual  7,500-share  option  grant  made to each
re-elected non- employee Board member shall become exercisable for all the option shares upon the optionee's completion of twelve (12) months of Board service measured from the automatic grant date.

                           As the  option  becomes  exercisable  for one or more
installments of the option shares, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of paragraph III of this Article Three.

                  F. Limited Transferability of Options. During the lifetime of the optionee, the option shall only be exercisable by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or the by the laws of descent and distribution following the optionee's death. However, each option granted under this Automatic Option Grant Program on or after the date of the 1997 Annual Stockholders

                                       16.

Meeting shall be assignable in whole or in part by the optionee during his or her lifetime, but only to the extent such assignment is made in connection with the optionee's estate plan to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                  G.       Effect of Termination of Board Membership.

                           1. Should the optionee cease to be a Board member for
any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                           2. Should the optionee  die while  serving as a Board
member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve
(12) months after the date of the optionee's death.

                           3. In no event shall any  automatic  grant under this
Article Three remain exercisable after the specified  expiration date of the ten
(10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

                  H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

                  I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.


                                       17.

      III.        CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-
                  OVER

                  A. In connection with any Corporate Transaction (as such term is defined in paragraph III of Article Two, above), the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  B. In connection with any Change in Control of the Corporation, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                                    (i) any person or  related  group of persons
         (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer; or

                                    (ii) there is a change in the composition of
         the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                  C. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Article Three shall automatically be cancelled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over

                                       18.

(ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of this 1997 restatement of the Plan shall constitute pre-approval of each option subsequently granted with such an automatic cancellation provision and the subsequent cancellation of that option in accordance with the terms and provisions of this paragraph III.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

                  D. For purposes of this Article Three, Hostile Take-Over shall have the meaning assigned to such term in paragraph V.B of Article Two. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                  E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

                  F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.



                                       19.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

        I.        AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

       II.        EFFECTIVE DATE AND TERM OF PLAN

                  A. The Corporation's 1983 Stock Option Plan was initially adopted by the Board of Directors in October 1983 and approved by the Corporation's stockholders in November 1983. In January 1987, the Plan was renamed the Komag, Incorporated 1987 Stock Option Plan. The Board then amended the Plan in May 1987 and such amendment was approved by the stockholders at the Annual Meeting held in May 1987. The Plan was subsequently amended and restated by the Board in December 1987 and January 1988, respectively, and such restatement and amendments were approved by the stockholders at the Annual Meeting held in June of 1988. The Plan was further amended by the Board in January 1991 and the amendment was approved by the stockholders in May 1991. The January 23, 1992 restatement of the Plan, together with the 1,000,000 share increase, was approved by the Board on January 23, 1992 and became effective on such date. The stockholders approved the January 23, 1992 restatement on May 21, 1992. On January 27, 1994, the Board adopted an amendment which increased the number of shares of Common Stock issuable under the Plan by an additional
1,000,000 shares. The increase was approved by the stockholders at the 1994 Annual Meeting.

                  B. On January 24, 1995, the Board approved an amendment to the Plan to effect the following changes to the Automatic Option Grant Program: (i) increase the number of shares subject to the initial automatic option grant made to newly-elected or newly-appointed non-employee Board members from 3,500 shares to 20,000 shares per individual; (ii) increase the number of shares subject to the annual automatic option grant made to each re-elected non-employee Board member from 3,500 shares to 5,000 shares; and (iii) adjust the vesting schedule in effect for each such annual 5,000-share grant to provide for full vesting upon completion of one (1) year of Board service rather than annual vesting over a four (4)-year period. The amendments to the Automatic Option Grant Program were approved by the stockholders at the 1995 Annual Meeting.


                                       20.

                  C. In January 1996 the Board approved an amendment to the Plan to (i) eliminate the discretion of the Plan Administrator to grant options under the Discretionary Option Grant Program with an exercise price per share less than 100% of the fair market value per share of Common Stock on the grant date,
(ii) eliminate the loan provisions of the Plan pursuant to which one or more holders of options under the Discretionary Option Grant Program would have otherwise had the opportunity to finance the exercise of those options through the delivery of full-recourse promissory notes, (iii) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 3,000,000 shares and (iv) adjust the number of shares granted to non-employee Board members. The clause (iii) and (iv) amendments were approved by the stockholders at the 1996 Annual Meeting.

                  D. In March 1997 the Board amended and restated the Plan to effect the following revisions: (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 2,500,000 shares, (ii) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant Program, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or issue price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (v) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 restatement of the Plan is subject to stockholder approval at the 1997 Annual Meeting.

                  E. The special sale and remittance procedure for the exercise of outstanding options under the Plan, which was approved by the Board in January 1991, shall be in effect for all options outstanding as of January 24, 1991 which already include such procedure as a method of exercise and for all options granted after January 24, 1991. In addition, such procedure shall be available for all non-qualified options currently held by officers and directors which do not otherwise include such procedure and for any disqualifying dispositions of Incentive Option shares effected after January 24, 1991.

                  F. The provisions of each restatement and amendment of the Plan apply only to stock options and stock appreciation rights granted under the Plan from and after the effective date of such restatement or amendment. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option or stock appreciation right) as in effect on the date each such option or stock appreciation right was previously granted, and nothing

                                       21.

in any such restatement or amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to their acquisition of shares of Common Stock under such options or their exercise of such stock appreciation rights.

                  G. Unless sooner terminated in accordance with paragraph III of Articles Two and Three, the Plan shall terminate upon the earlier of (i) January 22, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall not be affected by the termination of the Plan and shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                  H. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Corporation's stockholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

      III.        USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

       IV.        TAX WITHHOLDING

                  The Corporation's obligation to deliver shares or cash upon the exercise or surrender of any option granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        V.        NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the restated Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.


                                       22.

       VI.        REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.


                                       23.

                                    EXHIBIT A

                              Non-Employee Director

                      Non-Statutory Stock Option Agreement